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                                                                   EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Area Bancshares Corporation

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to a change in the method of accounting for certain investments in debt and equity securities in 1994.






Louisville, Kentucky
June 16, 1997                               /s/ KPMG PEAT MARWICK LLP